UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2024
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17101 Armstrong Avenue, Irvine, California, 92614
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 430-6400
(Former Name or Former Address, if Changed Since Last Report)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On May 15, 2024, RGP Property LLC (“Seller”), a wholly owned subsidiary of Resources Connection, Inc., entered into a Purchase and Sale Agreement with the City of Irvine, a California municipal corporation, (“Buyer”) for the sale of its property located at 17101 Armstrong Ave., Irvine, CA 92614 with approximately 2.48 acres upon which is located an approximately 57,301 square foot building (“Property”).

Pursuant to the terms and conditions of the Purchase and Sale Agreement, the Seller has agreed to sell the Property to the Buyer for a total purchase price of thirteen million, five hundred thousand dollars ($13,500,000.00). Additionally, upon transfer of fee title of the Property to the Buyer, Resources Connection LLC, a wholly owned subsidiary of Resources Connection, Inc., has agreed to lease a portion of the Property for a period of three (3) months at a base rent of twenty thousand dollars ($20,000.00) per month. The closing of the transactions contemplated by the Purchase and Sale Agreement is subject to customary closing conditions, including the satisfactory completion by the Buyer of its due diligence investigation during a due diligence period terminating on May 20, 2024. The anticipated closing date for the sale of the Property is August 15, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: May 15, 2024	By:	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer